Exhibit 3.22

ARTICLES OP INCORPORATION OF

A & A INTERNATIONAL CORPORATION

We, the undersigned, natural persons of the age of twenty-one (21) years or more, all of whom are citizens of the State of Texas, acting as incorporators of a corporation under the provisions of the Nevada Revised Statutes, Chapter 78.010 et seq., do hereby adopt the following Articles of Incorporation for such corporation.

ARTICLE ONE

The name of the corporation is:

A & A INTERNATIONAL CORPORATION

ARTICLE TWO

The principal place of the business in Nevada shall be at 953 East Sahara, Suite 30-B, Las Vegas, Clark County, Nevada 89104. The corporation’s registered agent in Nevada is David J. Platt, whose address is 953 East Sahara, Suite 30-B, Las Vegas, Nevada 89104.

ARTICLE THREE

The purposes for which the corporation is organized are:

To engage in the business of manufacturing; selling various products at retail and at wholesale, importing and exporting various products; acquiring, owning and operating businesses and corporations engaged in such activities; and for any other lawful purpose within or without the State of Nevada.

To acquire by purchase, lease, or otherwise, property of all kinds and descriptions which may be useful or necessary in connection with the operation of said business including the acquisition of going concerns or businesses that may be related to the primary business of this corporation or that may be beneficial to the corporation to acquire, own or control.

And, generally, to engage in any business and to do any and all things necessary, incident to or in the furtherance of the said business; or to do and perform any and all acts or things necessary to the proper conduct of the said business or to transact any other business of whatever nature, or to operate any other trade or business necessary or incident to the said business, including the acquisition and holding of stock, securities or investments in any other company or commercial entity; and for such purposes to pledge the assets of the corporation, to borrow money, and generally to perform any act or thing necessary in connection with the said business.

ARTICLE FOUR

The capital stock of the corporation shall consist of one thousand (1,000) shares, with a par value of One Dollar ($1.00) per share which, upon payment for the shares, shall be fully paid and nonassessable.

ARTICLE FIVE

The members of the governing board of the corporation shall be styled Directors. For the first year there shall be three (3) Directors, and their names and post office addresses are as follows:

Name	Address
J. V. Roach	1900 One Tandy Center Fort Worth, Texan 76102

H. C. Winn	1800 One Tandy Center Fort Worth, Texas 76102

C. W. Tindall	1900 One Tandy Center Fort Worth, Texas. 76102

ARTICLE SIX

The names and addresses of the incorporators are:

Name	Address
H. C. Winn	1800 One Tandy Center Fort Worth, Texan 76102

L. G. Neumann	1800 One Tandy Center Fort Worth, Texas 76102

C. W. Tindall	1900 One Tandy Center Fort Worth, Texas 76102

ARTICLE SEVEN

The period of duration for the corporation is perpetual.

IN WITNESS WHEREOF, we have hereunto set our hands this 18th day of June, 1984.

/s/ H. C. Winn
H. C. WINN

/s/ L. G. Newmann
L. G. NEUMANN

/s/ C. W. Tindall
C. W. TINDALL

STATE OF TEXAS

COUNTY OF TARRANT

Before me, the undersigned authority in and for said State, on this day personally appeared H. C. Winn, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office this 18th day of June, 1984.

/s/ Velda Christine Arington
Notary Public, State of Texas My commission expires: 4-28-88 Velda Christine Arington

STATE OF TEXAS

COUNTY OF TARRANT

Before me, the undersigned authority in and for said State, on this day personally appeared L. G. Neumann, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office this 18th day of June, 1984.

/s/ Velda Christine Arington
Notary Public, State of Texas My commission expires: 4-28-88 Velda Christine Arington

STATE OF TEXAS

COUNTY OF TARRANT

Before me, the undersigned authority in and for said State, on this day personally appeared C. W. Tindall, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office this 18th day of June, 1984.

/s/ Velda Christine Arington
Notary Public, State of Texas My commission expires: 4-28-88 Velda Christine Arington